UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2007

GREENLIGHT CAPITAL RE, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	333-139993	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 West Bay Rd., The Grand Pavilion P.O. Box 31110 Grand Cayman, KY1-1205 Cayman Islands	KY1-1205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 745-4573

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2007, Greenlight Reinsurance, Ltd. (the “Company”), the principal subsidiary of Greenlight Capital Re, Ltd., entered into a letter of credit agreement with Bank Austria Cayman Islands Ltd. (the “Bank”), which provides that, subject to certain terms and conditions, the Bank or Bayerische Hypo-und Vereinsbank AG, New York Branch will issue letters of credit for the account of the Company in an aggregate amount of up to $25 million at any one time. The Company and the Bank concurrently entered into (i) a security agreement to secure any outstanding indebtedness of the Company under the letter of credit facility and (ii) a securities account control agreement, together with Goldman, Sachs & Co. as a securities intermediary, in order to perfect the Bank’s security interest in the collateral pledged to the Bank by the Company under the letter of credit facility.  The letter of credit facility and related documents contain various covenants with which the Company must comply, including but not limited to limitations on liens on collateral, transactions with affiliates, mergers and sales of assets, as well as solvency and maintenance of certain minimum pledged equity requirements.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

10.1 Letter of Credit Agreement dated June 6, 2007 between Greenlight Reinsurance, Ltd. and Bank Austria Cayman Islands Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2007	GREENLIGHT CAPITAL RE, LTD.

	By:	/s/ Leonard Goldberg
Leonard Goldberg
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Letter of Credit Agreement dated June 6, 2007 between Greenlight Reinsurance, Ltd. and Bank Austria Cayman Islands Ltd.

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